UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

KID BRANDS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey 07073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, as of September 12, 2011, Raphael Benaroya was appointed by the Board of Directors (the “Board”) of Kid Brands, Inc. (the “Company”) to the position of interim Executive Chairman, to serve as the chief executive of the Company during the pendency of the Board’s search for a new chief executive officer.

In connection with such appointment, the Company entered into an agreement with RB, Inc., a Delaware corporation, effective September 12, 2011, to provide for the full-time services of Mr. Benaroya (an employee of RB, Inc.) until the earlier of: (i) December 31, 2011; and (ii) the appointment of a new chief executive officer or written notice from the Company. On February 14, 2012, this agreement was modified and extended (by letter agreement) as follows. RB, Inc. has agreed to continue to provide the full-time services of Mr. Benaroya as interim Executive Chairman of the Company on a month-to-month basis, effective as of January 1, 2012, subject to termination by either the Company or RB, Inc. at any time upon ten days written notice to the other party. In connection therewith, RB, Inc. will be paid a fee of $100,000 per calendar month during such continuation period. Upon termination of the agreement, any fee payable for the month of termination will be prorated to reflect the actual number of days in such month during which such agreement was in effect. Mr. Benaroya will not be paid directors’ fees during the term of his engagement as interim Executive Chairman, nor will he participate in any bonus program, employee benefit plan or other compensation arrangement with the Company.

The Board’s Search Committee is continuing to oversee the process for the selection of a new chief executive officer with the assistance of the executive search firm retained by the Board for such purpose.

The foregoing description of the letter agreement between the Company and RB, Inc. does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.51.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.51	Agreement between RB, Inc. and the Company, dated February 14, 2012.*

*	Management Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.51	Agreement between RB, Inc. and the Company, dated February 14, 2012.*

*	Management Contract